                                                                   Exhibit 14(b)

                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, on each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

REGISTRANT NAME            FILE NO.
---------------            --------
VALIC Separate Account A   033-75292 / 811-03240
                           002-32783 / 811-03240
                           002-96223 / 811-03240
                           333-124398 / 811-03240
                           333-49232 / 811-03240
                           333-124756 / 811-03240


/s/ JOHN QUINLAN DOYLE        Director and President   October 21, 2005
---------------------------
JOHN QUINLAN DOYLE